Exhibit 3.1

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Health Advance Inc.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 14th day of April, 2010.

By:Christina Straw

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 . Email: business@state.wy.us	Max Maxfield, WY Secretary of State FILED: 04/14/2010 09:44 AM ID: 2010-000583118

Profit Corporation
Articles of Incorporation

1. Corporation name
Health Advance Inc.

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. The registered agent must have a physical address in Wyoming. A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)
ISL, Inc. 2710 Thomes Ave, Suite 125, Cheyenne, WY, 82001

3. Mailing address of the corporation:

3651 Lindell Rd, Suite #D155, Las Vegas, NV, 89103

4. Principal office address:

3651 Lindell Rd, Suite #D155, Las Vegas, NV, 89103

5. Number and class of shares the corporation will have the authority to issue:

500,000,000 Common Shares Authorized

6. Incorporators (list names and addresses of each incorporator):

Jordan Starkman 3651 Lindell Rd, Suite #D155, Las Vegas, NV, 89103

7. Execution (all incorporators must sign):

Signature:	/s/ jordan Starkman	Date:	03/26/2010
(mm/dd/yyyy)
Print Name:	Jordan Starkman

Signature:	Date:
(mm/dd/yyyy)
Print Name:

Signature:	Date:
(mm/dd/yyyy)
Print Name:

Contact Person:	Jordan Starkman

Daytime Phone Number:	1(416) 855-2124	Email:	jordanstarkman@gmil.com

Checklist ☑	Filing Fee: $100.00 Make check or money order payable to Wyoming Secretary of State.
☑	The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
☑	The Articles must be accompanied by a written consent to appointment executed by the registered agent
☐	For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
☐	Please submit one originally signed document and one exact photocopy of the filing.
☐	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

Other Requirements:

•
An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.